Exhibit 10.6

EXECUTION COPY

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment"), dated the 3rd day of February, 2010, is by and between MISCOR GROUP, Ltd., an Indiana corporation ("MISCOR"), and JOHN A. MARTELL, a resident of Michigan (the "Executive").

Reference is hereby made to that certain Employment Agreement (the "Employment Agreement") dated September 30, 2005 between MISCOR and the Executive.  Capitalized terms used herein without definition have the meanings ascribed to them in the Employment Agreement.

The parties hereto wish to amend the Employment Agreement as further provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Amendment.   Section 3.3 of the Employment Agreement is hereby amended by adding the following sentence to the end of the last paragraph of the aforementioned section:

"Notwithstanding any restrictive covenants in Section 3.3(d) above or elsewhere in this Agreement, the solicitation by the Executive of (a) any employees, agents or independent contractors who voluntarily leave the Company or (b) Fran Davis, Cathy Wheatley, and Anthony Ritchie, to work for Ideal Consolidated, Inc., Martell Electric, LLC or their respective successor entities shall not be a violation of this Agreement and shall not give rise to any rights and remedies on the part of the Company."

2.           Ratification.  Each party hereto agrees that after giving effect to the provisions hereof, the Employment Agreement is ratified, confirmed and in full force and effect.

3.           Governing Law.  This Amendment shall be construed in accordance with and governed by the domestic substantive laws of Indiana without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

4.           Miscellaneous.  The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.  This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.  In the event any party executes and delivers this Amendment via facsimile, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, rules of evidence and statutes of fraud: (a) the facsimile signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Amendment; (b) the facsimile of this Amendment shall constitute a writing signed by such party; and (c) the facsimile of this Amendment shall constitute an original of and best evidence of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first above written.

MISCOR GROUP, LTD.

By:	/s/ Michael D. Topa
Michael D. Topa
Interim Chief Financial Officer

/s/ John A. Martell
John A. Martell